THIRD AMENDMENT TO LEASE

STATE OF TEXAS

COUNTY OF HARRIS

     This Third Amendment to Lease ("Amendment") is made and entered into as of 8/8/95 by and between 600 C.C. Business Park, Ltd. ("Landlord") and Industrial Data Systems ("Tenant").

                                    RECITALS

     A. Whereas, Landlord who has succeeded the rights, title, and interest of American General Life Insurance Company as "Landlord" and Industrial Data Systems, as "Tenant", entered into a Lease Agreement dated January 16, 1991, (the "Lease") which lease was amended by the First Amendment to Lease
Agreement dated December 7, 1993, and the Second Amendment to Lease dated December 29, 1994, for certain premises known as 600 Century Plaza Drive, Suite 140, Houston, Texas 77073 consisting of approximately 12,230 square feet and;

     B. Whereas, Landlord and Tenant desire to modify the Lease so as to modify certain terms and provisions outlined in the original Lease, the First Amendment to Lease and the Second Amendment to Lease to allow for the extension of the lease term and to increase the square footage of the premises that the tenant will occupy under the terms and conditions of the original Lease, the First Amendment to Lease, the Second Amendment to Lease, and this Third Amendment to Lease; and

     C. Whereas, Tenant and Landlord hereby agree that no other document has been executed or exchanged between the parties hereto other than the original Lease Agreement and the First Amendment to Lease specified above and that there are no side letters or any oral agreements between the parties; and

     D. Whereas, Landlord and Tenant agree that all defined terms used in this Amendment shall have the same meaning assigned to them in the Lease and First Amendment to Lease, unless the context herein expressly provides otherwise.

     NOW, THEREFORE, for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                   AGREEMENTS

     1. Effective September 1, 1995, Landlord and Tenant mutually agree to expand the "Leased Premises" to a total leasable area of 18,155 square feet (see attached Exhibit "A"-Site Plan and Exhibit "A-1"-Expansion Premises).

     2. Landlord and Tenant agree to extend the expiration date of the existing lease term to August 31, 2000.

     3. It is agreed and understood by both parties that as of the date of this Amendment, the existing Lease, First Amendment to Lease, and Second Amendment to Lease shall govern the "Expansion Premises" as outlined in Item 1 above with the exception of the provisions contained herein to the contrary.

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THIRD AMENDMENT TO LEASE (CONTINUED)

     4. The monthly base rental shall remain as scheduled in the Second Amendment to Lease until August 31, 1995, at which time the base rental shall be modified and scheduled as follows:

     September 1, 1995 - February 28, 1996:        $6,378.23 per month
     March 1, 1996 - January 31, 1997:             $7,443.55 per month
     February 1, 1997 - August 31, 2000:           $7,806.65 per month

     5. Taxes and Insurance charges as specified in Section 4 and Section 13 of the Lease, shall remain as modified in the First Amendment to Lease Agreement and the Second Amendment to Lease allowing that Tenant shall be responsible for any additional taxes and insurance costs which exceed an amount equal to the 1994 expense for these items per square foot of net rentable area in the total lease premises. All other defining terms and calculations of assessments and charges pursuant to these paragraphs shall remain as specified in the original Lease.

     6. Common Area Maintenance -- Tenant shall be required to pay its prorata share of common area maintenance expenses of the property. On a monthly basis, tenant shall pay an amount equal to $.07 per square foot per month as Tenant's prorata share of common area expenses as outlined in Section 7 of the Lease. THEREFORE, BEGINNING SEPTEMBER 1, 1995, TENANT SHALL PAY $1,270.85 PER MONTH AS ITS ESTIMATED PRORATA SHARE OF THESE EXPENSES. LANDLORD AGREES THAT TENANT'S PAYMENT OF ITS PRORATA OF COMMON AREA MAINTENANCE COSTS WILL NOT EXCEED $.07 PER SQUARE FOOT PER MONTH DURING THE TERM OF THE LEASE.

     7. As an example of rental and expense obligations as modified in this Second Amendment to Lease and as ratified in the original Lease Agreement and the First Amendment to Lease Agreement, the following is an outline of Tenant's charges for September, 1995, rent and other charges:

Base Rent:                             $  6,387.23
Common Area Maintenance:               $  1,270.85
                                       -----------
TOTAL PAYMENT FOR SEPTEMBER, 1995:     $  7,658.08
                                       ===========

Rent and expense charges will remain as scheduled in the Second Amendment to Lease Agreement and as are currently being paid by Tenant until August 31, 1995.

     8. Landlord agrees to perform miscellaneous interior improvements to the expansion premises which shall include patch and repair of the acoustical ceiling, demolition of some existing interior walls, relocation of existing doors and hardware, installation of new interior walls where indicated on the construction drawings, miscellaneous electrical additions including outlets, switches and other requirements, replacement of existing flooring with carpet or tile and new cove base pursuant to Tenant's desires, servicing the existing HVAC systems and relocating ductwork as needed, repainting of the interior of the leased premises, and minor plumbing work which will include capping off existing service to one/two restrooms. LANDLORD SHALL PROVIDE TENANT AN ALLOWANCE EQUAL TO $20,000 FOR THE ABOVE REFERENCED IMPROVEMENTS. SHOULD THE COST OF THE SPACE IMPROVEMENTS EXCEED $20,000, TENANT SHALL BE REQUIRED TO PAY ANY OF THESE ADDITIONAL EXPENSES. THIS ALLOWANCE DOES NOT INCLUDE CONSTRUCTION MANAGEMENT FEE AND ARCHITECTURAL FEES WHICH WILL BE PAID BY LANDLORD. LANDLORD WILL HIRE AN ARCHITECT TO COMPILE A SIMPLE CONSTRUCTION DRAWING DEPICTING THE SPECIFIC ITEMS REQUESTED BY TENANT FOR THE SPACE IMPROVEMENTS REFERRED TO HEREIN.

     9. Except as otherwise stated herein, all other terms and conditions of the Original Lease Agreement dated January 16, 1991, the First Amendment to Lease Agreement dated December 7, 1993, and the Second Amendment to Lease dated December 29, 1994, by and between 600 C.C. Business Park, as Landlord and Industrial Data Systems, as Tenant shall remain in full force and effect and shall apply to the "Expansion Premises" located at 600 Century Plaza Drive, Suite 140, Houston, Texas 77073.

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THIRD AMENDMENT TO LEASE (CONTINUED)

     This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and assigns; however, this provision shall not permit any additional transfer or assignment of the Lease by Tenant which is otherwise limited by the terms of the Lease and this amendment required by Landlord's consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of this 8th day of August, 1995.

Exhibit List:

          Exhibit "A"   -- Site Plan
          Exhibit "A-1" -- Expansion Premises

TENANT:                                LANDLORD:
INDUSTRIAL DATA SYSTEMS                600 C.C. BUSINESS PARK, LTD.
BY: WILLIAM COSKEY                     BY: JOHN W. COSTELLO
NAME: William Coskey                   NAME: John W. Costello
TITLE: President                       TITLE: General Partner
DATE: 8/4/95                           DATE: 8/8/95

                                 EXHIBIT "A"

                          [SITE PLAN GRAPHIC OMITTED]

CENTURY CENTER

                                      MAP

MAXICORP, INC.
713 228-0060

SITE PLAN

LAND AREA                           9.058 ACRES
GROSS LEASABLE AREA                 132310 S.F.

BLDG. A 34260 S.F.                  BLDG. B 39880 S.F.
(94900 Woodham Drive)                  (14250 Woodham Drive)
BLDG. C 30730 S.F.                  BLDG. D 27450 S.F.
(609 Century Plaza Drive)              (609 Century Plaza Drive)

PARKING                             398 CARS (3.1/1000 S.F.)

EXPANSION
PREMISES

CURRENT
LEASED
PREMISES

                                EXHIBIT "A-1"

                      [EXPANSION PREMISES GRAPHIC OMITTED]

                             CURRENT LEASE PREMISES
                          APPROXIMATELY 12,230 SQ. FT.

                               EXPANSION PREMISES
                          APPROXIMATELY 5,925 SQ. FT.